UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MELLANOX TECHNOLOGIES, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF
2007 ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 10, 2007

To our Shareholders:

You are cordially invited to attend our 2007 annual general meeting of shareholders, which will be held at the offices of Mellanox Technologies, Ltd., located at Binyan Hermon, Industrial Area, Yokneam, Israel 20692, on Thursday, May 10, 2007. Shareholders may also participate in the meeting via a live webcast on the investor relations section of the Mellanox web site at www.mellanox.com. Please access the web site 15 minutes prior to the start of the meeting to download and install any necessary audio software.

We are holding the annual general meeting for the following purposes:

1. To elect directors to hold office until our 2008 annual general meeting of shareholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal;

2. To elect Amal M. Johnson and Thomas J. Riordan as our outside directors, each to hold office for a three-year term, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal, subject to and in accordance with the provisions of the Israel Companies Law, 1999;

3. To approve the appointment of Eyal Waldman, our president and chief executive officer, as chairman of the board of directors;

4. To approve (i) the increase in the annual base salary of Eyal Waldman to $250,000, effective January 1, 2007, and (ii) the cash bonus to Mr. Waldman in the amount of $50,000 for services rendered for the fiscal year ended December 31, 2006;

5. To appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 and to further authorize our audit committee to determine their remuneration in accordance with the volume and nature of their services; and

6. To receive management’s report on our business for the year ended December 31, 2006 and to transact any other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

These items of business to be transacted at the meeting are more fully described in the proxy statement, which is part of this notice.

The meeting will begin promptly at 6:00 p.m. local Israeli time (11:00 a.m. Eastern Daylight Time) and check-in will begin at 5:00 p.m. local Israeli time. Only holders of record of ordinary shares at the close of business on April 1, 2007, the record date, are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.

By order of the board of directors,

Alan C. Mendelson
Secretary

Santa Clara, California
March 27, 2007

Page

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE MEETING	1
Why I am receiving this proxy statement?	1
Who is entitled to attend and vote at the meeting?	1
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	1
What items of business will be voted on at the meeting?	1
What happens if additional matters are presented at the meeting?	2
How does the board of directors recommend that I vote?	2
What shares can I vote at the meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How can I vote my shares without attending the meeting?	3
How can I vote my shares in person at the meeting?	3
Can I change my vote or revoke my proxy?	3
Is my vote confidential?	4
How are votes counted and what vote is required to approve each item?	4
What is a “controlling shareholder” under Israeli law?	5
What is a “broker non-vote”?	5
How are “broker non-votes” counted?	5
How are abstentions counted?	5
What happens if the meeting is adjourned?	6
What happens if a quorum is not present?	6
Who will serve as inspector of elections?	6
What should I do in the event that I receive more than one set of proxy materials?	6
Who is soliciting my vote and who will bear the costs of this solicitation?	6
Where can I find the voting results of the meeting?	6
What is the deadline for submitting proposals for consideration at next year’s annual general meeting of stockholders or to nominate individuals to serve as directors?	7
PROPOSAL ONE — ELECTION OF DIRECTORS	8
Members of the Board of Directors	8
Director Nominees	8
Board of Directors’ Recommendation	9
PROPOSAL TWO — ELECTION OF OUTSIDE DIRECTORS	10
Outside Director Nominees	10
Requirements for Outside Directors under the Companies Law	10
Board of Directors’ Recommendation	11
PROPOSAL THREE — APPROVAL OF APPOINTMENT OF EYAL WALDMAN AS CHAIRMAN OF THE BOARD OF DIRECTORS	12
Board of Directors’ Recommendation	12
PROPOSAL FOUR — APPROVAL OF SALARY INCREASE AND BONUS TO EYAL WALDMAN	12
Board of Directors’ Recommendation	12

i

Page

PROPOSAL FIVE — APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF AUDIT COMMITTEE DETERMINATION OF REMUNERATION	12
Board of Directors’ Recommendation	13
Audit and Non-Audit Services	13
REPORT OF THE AUDIT COMMITTEE	14
REPORT OF THE COMPENSATION COMMITTEE	15
COMPENSATION DISCUSSION AND ANALYSIS	16
Compensation Objectives	16
Determination of Compensation	17
Compensation Benchmarking and Peer Group	17
Base Salary	17
Annual Discretionary Incentive Cash Bonus Program	18
Equity Awards	18
Defined Contribution Plans	19
Defined Benefit Plans	19
Change of Control Severance Arrangements	19
Other Elements of Compensation and Perquisites	20
Policies with Respect to Equity Compensation Awards	20
Summary Compensation Table	21
Director Compensation	21
Director Compensation in 2006	22
Grants of Plan-Based Awards in 2006	23
Outstanding Equity Awards at 2006 Fiscal Year-End	24
2006 Option Exercises and Shares Vested	26
Executive Severance Benefits Agreements	26
Potential Payments Following a Change of Control	27
Equity Compensation Plan Information	27
SECURITY OWNERSHIP	28
Security Ownership of Certain Beneficial Owners and Management	28
Compliance with Section 16(a) Filing Requirements	30
EXECUTIVE OFFICERS	30
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	31
Director Independence	31
Committees of the Board of Directors	31
Meetings Attended by Directors	33
Consideration of Director Nominees	33
Code of Business Conduct and Ethics	34
Compensation Committee Interlocks and Insider Participation	34
Certain Relationships and Related Transactions	34
Family Relationships	34
Communications with the Board of Directors	34
WHERE YOU CAN FIND ADDITIONAL INFORMATION	35
OTHER MATTERS	35
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER	A-1

ii

PROXY STATEMENT FOR
2007 ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 10, 2007

This proxy statement is furnished to our shareholders as of April 1, 2007, the record date, in connection with the solicitation of proxies by our board of directors for use at our annual general meeting of shareholders, to be held at the offices of Mellanox Technologies, Ltd., located at Binyan Hermon, Industrial Area, Yokneam, Israel, on Thursday, May 10, 2007 at 6:00 p.m. local Israeli time (11:00 a.m. Eastern Daylight Time) and at any adjournments or postponements of the meeting. This proxy statement and the proxy card, together with a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, is first being mailed to our shareholders on or about April 2, 2007.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE MEETING

Why am I receiving this proxy statement?	You are receiving this proxy statement from us because you were a shareholder of record at the close of business on the record date of April 1, 2007. As a shareholder of record, you are invited to attend our annual general meeting of shareholders and are entitled to vote on the items of business described in this proxy statement. This proxy statement contains important information about the meeting and the items of business to be transacted at the meeting. You are strongly encouraged to read this proxy statement, which includes information that you may find useful in determining how to vote.

As of March 27, 2007, there were 29,839,392 ordinary shares outstanding. Our ordinary shares are our only class of voting stock.

Who is entitled to attend and vote at the meeting?	Only holders of record of shares of our ordinary shares at the close of business on April 1, 2007 are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	The presence at the meeting, in person or represented by proxy, of the holders of at least 33 1/3% of our ordinary shares issued and outstanding on the record date and entitled to vote at the meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, in person or represented by proxy, then either the chairman of the meeting or the shareholders entitled to vote at the meeting may adjourn the meeting until a later time.

What items of business will be voted on at the meeting?	The items of business to be voted on at the meeting are as follows:

1. To elect directors to hold office until our 2008 annual general meeting of shareholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal;

2. To elect Amal M. Johnson and Thomas J. Riordan as our outside directors, each to hold office for a three-year term, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal, subject to and in accordance with the provisions of the Israeli Companies Law, 1999;

3. To approve the appointment of Eyal Waldman, our president and chief executive officer, as chairman of the board of directors;

4. To approve (i) the increase in the annual base salary of Eyal Waldman to $250,000, effective January 1, 2007, and (ii) the cash bonus to Mr. Waldman in the amount of $50,000 for services rendered for the fiscal year ended December 31, 2006; and

5. To appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 and to further authorize our audit committee to determine their remuneration in accordance with the volume and nature of their services.

What happens if additional matters are presented at the meeting?	The only items of business that our board of directors intends to present at the meeting are set forth in this proxy statement. As of the date of this proxy statement, no shareholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the meeting. If any other matter or matters are properly brought before the meeting, the person(s) named as your proxyholder(s) will have the discretion to vote your shares on the matters in accordance with their best judgment and as they deem advisable.

How does the board of directors recommend that I vote?	Our board of directors recommends that you vote your shares ‘‘FOR” the election of each of the director nominees who are not outside directors identified in this proxy statement, “FOR” the election of Amal M. Johnson and Thomas J. Riordan as our outside directors, “FOR” the appointment of Eyal Waldman as the chairman of the board of directors, “FOR” the increase in the annual base salary of Mr. Waldman and the cash bonus to Mr. Waldman and “FOR” the appointment of PricewaterhouseCoopers LLP.

What shares can I vote at the meeting?	You may vote all of the shares you owned as of April 1, 2007, the record date, including shares held directly in your name as the shareholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?	Most of our shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to vote in person at the meeting or direct the proxyholder how to vote your shares on your behalf at the meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct in the voting instruction card. The broker, trustee or other nominee may either vote in person at the meeting or grant a proxy and direct the proxyholder to vote your shares at the meeting as you instruct in the voting instruction card. You may also vote in person at the meeting, but only after you obtain a ‘‘legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the shareholder of record or as a beneficial owner, you may direct how your shares are voted without attending the meeting by completing and returning the enclosed proxy card or voting instruction card. If you provide specific instructions with regard to items of business to be voted on at the meeting, your shares will be voted as you instruct on those items. Proxies properly signed, dated and submitted to us that do not contain voting instructions and are not revoked prior to the meeting will be voted “FOR” the election of each of the director nominees who are not outside directors identified in this proxy statement, “FOR” the election of Amal M. Johnson and Thomas J. Riordan as our outside directors, “FOR” the appointment of Eyal Waldman as the chairman of the board of directors, “FOR” the increase in the annual base salary of Mr. Waldman and the cash bonus to Mr. Waldman and “FOR” the appointment of PricewaterhouseCoopers LLP.

How can I vote my shares in person at the meeting?	Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. You should be prepared to present photo identification for admittance. Please also note that if you are not a shareholder of record but hold shares through a broker, trustee or nominee, you will need to provide proof of beneficial ownership as of the record date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee or other similar evidence of ownership. The meeting will begin promptly at 6:00 p.m. local Israeli time (11:00 a.m. Eastern Daylight Time). Check-in will begin at 5:00 p.m. local Israeli time. Even if you plan to attend the meeting, we recommend that you also complete, sign and date the enclosed proxy card or voting instruction card and return it promptly in the accompanying postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote or revoke my proxy?	You may change your vote or revoke your proxy at any time prior to the vote at the meeting. If you are the shareholder of record, you may change your vote by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, by providing a written notice of revocation to our corporate secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner, you may change your vote by submitting a new voting instruction card to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?	Proxy cards, voting instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, except as required by law to American Stock Transfer and Trust Company, our transfer agent, to allow for the tabulation of votes and certification of the vote and to facilitate a successful proxy solicitation.

How are votes counted and what vote is required to approve each item?	Each outstanding ordinary share entitles the holder thereof to one vote per share on each matter considered at the meeting. Shareholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the shareholders.

The election of directors other than the outside directors requires a majority of the votes cast. You may vote either “FOR” or “AGAINST” each of the director nominees, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to the election of a director nominee will not be voted with respect to such nominee, although it will be counted for purposes of determining both whether there is a quorum and the total number of votes cast with respect to the nominee.

The election of the outside director nominees requires a majority of the votes cast; provided that at least one-third of the shares of non-controlling shareholders voted at the meeting are voted in favor of the election of the outside directors (disregarding abstentions) or the total number of shares of non-controlling shareholders voted against the election of the outside directors does not exceed one percent of the aggregate voting rights in the company. You may vote either “FOR” or “AGAINST” each of the outside director nominees, or you may abstain. A properly executed proxy marked ‘‘ABSTAIN” with respect to the election of an outside director nominee will not be voted with respect to the election of such nominee, although it will be counted for purposes of determining both whether there is a quorum and the total number of votes cast with respect to the nominee.

The approval of the appointment of Eyal Waldman as the chairman of the board of directors requires a majority of the votes cast; provided that at least two-thirds of the shares of non-controlling shareholders voted at the meeting are voted in favor (disregarding abstentions) or the total number of shares of non-controlling shareholders voted against the proposal does not exceed one percent of the aggregate voting rights in the company. You may vote either “FOR” or “AGAINST” the appointment of Mr. Waldman as chairman of the board of directors, or you may abstain. A properly executed proxy marked ‘‘ABSTAIN” with respect to the appointment of Mr. Waldman will not be voted with respect to such appointment, although it will be counted for purposes of determining both whether there is a quorum and the total number of votes cast with respect to the appointment.

The approval of (i) the increase in the annual base salary of Eyal Waldman to $250,000, effective January 1, 2007, and (ii) the cash bonus to Mr. Waldman in the amount of $50,000 for services rendered for the fiscal year ended December 31, 2006, requires a majority of the votes cast. You may vote either “FOR” or “AGAINST” this proposal, or you may abstain. A properly executed proxy marked ‘‘ABSTAIN” with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining both whether there is a quorum and the total number of votes cast with respect to the proposal.

The appointment of PricewaterhouseCoopers LLP and authorization of audit committee determination of their remuneration requires a majority of the votes cast. You may vote either “FOR” or “AGAINST” the appointment, or you may abstain. A properly executed proxy marked ‘‘ABSTAIN” with respect to the appointment will not be voted with respect to such proposal, although it will be counted for purposes of determining both whether there is a quorum and the total number of votes cast with respect to the proposal.

What is a “controlling shareholder” under Israeli law?	A ‘‘controlling shareholder” is a shareholder who has the power to direct the company’s operations, other than by virtue of being a director or other office holder of the company, and includes a shareholder who holds 50% or more of our voting rights or, if we have no shareholder that owns more than 50% of the voting rights, then a ‘‘controlling shareholder” also includes any shareholder who holds 25% or more of the voting rights.

What is a “broker non-vote”?	Under the rules that govern brokers and banks who have record ownership of our ordinary shares that are held in street name for their clients such as you, who are the beneficial owners of the shares, brokers and banks have the discretion to vote such shares on routine matters. The election of directors, including outside directors, the appointment of Mr. Waldman as chairman of the board of directors and the appointment of the independent auditors are considered routine matters. Therefore, if you do not otherwise instruct your broker or bank, the broker or bank may vote your shares on these matters. A “broker non-vote” occurs when a broker or bank expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?	Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented by your proxy will be counted as present for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal, but they will not be counted in tabulating the voting results for any particular proposal.

What happens if the meeting is adjourned?	Assuming the presence of a quorum, if our annual general meeting is adjourned to another time and place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the annual general meeting, unless the adjournment is for more than 21 days, in which case a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been transacted at the annual general meeting.

What happens if a quorum is not present?	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned for one week, to May 17, 2007 at the same hour and place, without any notification to shareholders. If a quorum is not present at the adjourned date of the meeting within half an hour of the time fixed for the commencement thereof, subject to the terms of applicable law, the persons present shall constitute a quorum.

Who will serve as inspector of elections?	A representative of American Stock Transfer and Trust Company, our transfer agent, will tabulate the votes and act as inspector of elections at the meeting.

What should I do in the event that I receive more than one set of proxy materials?	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a shareholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?	The enclosed proxy is being solicited on behalf of our board of directors. We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. Copies of the proxy materials will be furnished to brokerage firms, banks, trustees, custodians and other nominees holding beneficially owned shares of our ordinary shares, who will forward the proxy materials to the beneficial owners. We may reimburse brokerage firms, banks, trustees, custodians and other agents for the costs of forwarding the proxy materials. Our costs for forwarding proxy materials will not be significant.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting and publish the final voting results in our quarterly report on Form 10-Q for the second quarter of fiscal 2007.

What is the deadline for submitting proposals for consideration at next year’s annual general meeting of shareholders or to nominate individuals to serve as directors?	As a shareholder, you may be entitled to present proposals for action at a future meeting of shareholders, including director nominations.

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in our proxy statement for the annual general meeting to be held in 2008, the proposal must be in writing and received by the secretary of the company at the offices of Mellanox Technologies, Inc., 2900 Stender Way, Santa Clara, California 95054 no later than December 4, 2007, or such proposal will be considered untimely under Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. If the date of next year’s annual general meeting is more than 30 days before or 30 days after the anniversary date of this year’s annual general meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Shareholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and any other applicable rules established by the Securities and Exchange Commission, or SEC. Shareholders are also advised to review our articles of association, which contain additional requirements with respect to advance notice of shareholder proposals.

Nomination of Director Candidates: Any proposals for director candidates must be in writing and include the name and address of the shareholder who is making the nomination and of the nominee and should be directed to the secretary of the company at the offices of Mellanox Technologies, Inc., 2900 Stender Way, Santa Clara, California 95054, or such proposal will be considered untimely under Rule 14a-4(c) of the Exchange Act. Our articles of association also require that any proposal for nomination of directors include the consent of each nominee to serve as a member of our board of directors, if so elected. Shareholders are also advised to review our articles of association, which contain additional requirements with respect to shareholder nominees for our board of directors. In addition, the shareholder must give timely notice to the secretary of the company in accordance with the provisions of our articles of association, which require that the notice be received by the secretary of the company no later than February 10, 2008.

PROPOSAL ONE — ELECTION OF DIRECTORS

Members of the Board of Directors

Five directors who are not outside directors are to be elected at the meeting to serve until the next annual general meeting of shareholders, or until their respective successors have been elected and have qualified, or until their earlier resignation or removal. In accordance with the Israel Companies Law, 1999, or the Companies Law, outside directors are elected for three-year terms.

The names of each member of our board of directors, including each nominee for outside director, their ages as of March 1, 2007 and principal occupations are as follows:

	Term
Name	Expires	Age	Principal Occupation

Eyal Waldman	2008	46	Chief Executive Officer, President and Chairman of the Board of Directors, Mellanox Technologies, Ltd.
Rob S. Chandra	2008	40	General Partner, Bessemer Venture Partners
Irwin Federman	2008	71	General Partner, U.S. Venture Partners
S. Atiq Raza	2008	57	Chairman and Chief Executive Officer, Raza Microelectronics, Inc.
Thomas Weatherford	2008	60	Former Executive Vice President and Chief Financial Officer, Business Objects SA
Outside directors
Amal M. Johnson	2010	54	Chief Executive Officer, MarketTools, Inc.
Thomas J. Riordan	2010	50	Chief Executive Officer of Exclara Inc.

Director Nominees

Our board of directors has nominated Eyal Waldman, Rob S. Chandra, Irwin Federman, S. Atiq Raza and Thomas Weatherford for reelection. Each nominee for director has consented to being named in this proxy statement and has indicated a willingness to serve if elected. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment as they deem advisable. If elected, Messrs. Waldman, Chandra, Federman, Raza and Weatherford will hold office until our annual general meeting of shareholders to be held in 2008, or until their respective successors have been elected and have qualified or until their earlier resignation or removal.

Eyal Waldman is a co-founder of Mellanox, and has served as our chief executive officer, president and chairman of our board of directors since March 1999. From March 1993 to February 1999, Mr. Waldman served as vice president of engineering and was a co-founder of Galileo Technology Ltd., or Galileo, a semiconductor company, which was acquired by Marvell Technology Group Ltd. in January 2001. From August 1989 to March 1993, Mr. Waldman held a number of design and architecture related positions at Intel Corporation, a semiconductor chip maker. Mr. Waldman holds a Bachelor of Science in Electrical Engineering and a Master of Science in Electrical Engineering from the Technion — Israel Institute of Technology. Mr. Waldman is located in Israel.

Rob S. Chandra has been a member of our board of directors since November 2001. Mr. Chandra is a general partner of Bessemer Venture Partners, or Bessemer, a venture capital firm, which he joined in September 2000. Prior to joining Bessemer, Mr. Chandra was a general partner with Commonwealth Capital Ventures, a venture capital firm, from January 1996 to September 2000. From September 1993 to December 1995, Mr. Chandra was an engagement manager with McKinsey & Company, a management consulting firm. Previously, from September 1988 to September 1993, Mr. Chandra was a consultant at Accenture, a management consulting and technology services company. Mr. Chandra also serves on the boards of directors of several privately held companies.

Mr. Chandra holds a Bachelor of Arts from the University of California at Berkeley and a Master of Business Administration from Harvard Business School. Mr. Chandra is located in the United States.

Irwin Federman has served as a member of our board of directors since June 1999. Mr. Federman has been a general partner of U.S. Venture Partners, a venture capital firm, since April 1990. From 1988 to 1990, he was a managing director of Dillon Read & Co., an investment banking firm, and a general partner in its venture capital affiliate, Concord Partners. From 1978 to 1987, Mr. Federman was president and chief executive officer of Monolithic Memories, Inc., a semiconductor company which was acquired in 1987 by Advanced Micro Devices, Inc., or AMD, an integrated circuit manufacturer. Mr. Federman serves on the boards of directors of SanDisk Corporation, a data storage company, Check Point Software Technologies, Ltd., an Internet security software company, and a number of private companies. Mr. Federman was two-term chairman of the Semiconductor Industry Association, has served on the board of directors of the National Venture Capital Association and served two terms on the Dean’s Advisory Board of Santa Clara University. Mr. Federman holds a Bachelor of Science in Economics from Brooklyn College. Mr. Federman is located in the United States.

S. Atiq Raza has served on our board of directors from March 2000 to March 2003 and from December 2004 to present. Mr. Raza is the chairman and chief executive officer of Raza Microelectronics, Inc., a semiconductor company, which he founded in June 2002. Mr. Raza was the president and chief operating officer of AMD from 1996 to 1999, and a member of the board of directors of AMD from 1996 to 1999. Mr. Raza joined AMD following its acquisition of NexGen in January 1996. At NexGen, Mr. Raza served as chairman and chief executive officer from 1988 to 1996. Before joining NexGen, Mr. Raza held various engineering and management positions within VLSI Technology, Inc., a semiconductor company, including vice president of technology centers. Mr. Raza also serves on the boards of directors of several private companies. Mr. Raza holds a Bachelor’s degree from the University of London and a Master’s degree from Stanford University. Mr. Raza is located in the United States.

Thomas Weatherford has been a member of our board of directors since November 2005. From August 1997 until his retirement in December 2002, Mr. Weatherford served as executive vice president and chief financial officer of Business Objects SA, a provider of business intelligence software. Mr. Weatherford also serves on the boards of directors of Synplicity, Inc., a provider of software for the design and verification of semiconductors, Advanced Analogic Technologies, Inc., a maker of analog and power semiconductors, SMART Modular Technologies, Inc., a manufacturer of memory products, Saba Software, Inc., a software and services provider, Tesco Corporation, a global provider of technology-based solutions to the upstream energy industry, and a privately held company. Mr. Weatherford holds a Bachelor of Business Administration from the University of Houston. Mr. Weatherford is located in the United States.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE FIVE NOMINEES FOR DIRECTOR LISTED ABOVE.

PROPOSAL TWO — ELECTION OF OUTSIDE DIRECTORS

Outside Director Nominees

Under Israeli law, we are required to appoint at least two directors who satisfy the criteria for outside directors as defined in the Companies law. As described below, these criteria differ from the criteria for independence under the applicable rules and regulations of the SEC and The Nasdaq Stock Market. Our board of directors has nominated Amal M. Johnson and Thomas J. Riordan for election as outside directors under the Companies Law. Each nominee for outside director has consented to being named in this proxy statement and has indicated a willingness to serve if elected. Although we do not anticipate that any nominee for outside director will be unavailable for election, if a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment as they deem advisable. If elected, Ms. Johnson and Mr. Riordan will hold office for a three-year term until our annual general meeting in 2010, or until his or her successor shall be duly elected or appointed, or until his or her earlier resignation or removal, subject to and in accordance with the provisions of the Companies Law.

Amal M. Johnson has served as a member of our board of directors since October 2006. Ms. Johnson was appointed with a view toward serving as an outside director in accordance with the Companies Law. Ms. Johnson is currently the chief executive officer of MarketTools, Inc., a market research company, which she joined in March 2005. Prior to joining MarketTools, Inc., Ms. Johnson was a venture partner of ComVentures, L.P. from April 2004 to March 2005, and Lightspeed Venture Partners, focusing on enterprise software and infrastructure, from March 1999 to March 2004. Previously, Ms. Johnson was president of Baan Supply Chain Solutions, an enterprise resource planning, or ERP, software company, from January 1998 to December 1998, president of Baan Affiliates, an ERP software company, from January 1997 to December 1997, and president of Baan Americas, an ERP software company, from October 1994 to December 1996. Prior to that, Ms. Johnson served as president of ASK Manufacturing Systems, a material requirements planning software company, from August 1993 to July 1994 and held executive positions at IBM from 1977 to June 1993. Ms. Johnson also serves on the board of directors of Opsource Inc., a private company, and MarketTools, Inc. Ms. Johnson is located in the United States.

Thomas J. Riordan has been nominated to our board of directors with a view toward serving as an outside director in accordance with the Companies Law. Mr. Riordan previously served as a member of our board of directors from February 2003 to February 2005. Mr. Riordan is currently the chief executive officer of Exclara Inc., a fabless semiconductor company, which he joined in August 2006. From August 2000 to December 2004, Mr. Riordan was vice president of the microprocessor division of PMC-Sierra, Inc., a semiconductor company. From August 1991 to August 2000, Mr. Riordan was chief executive officer, president and a member of the board of directors of Quantum Effect Devices, Inc., a semiconductor design company. From February 1985 to June 1991, Mr. Riordan served in various design and managerial roles, most recently as director of research and development at MIPS Computer Systems, Inc., a semiconductor design company. From March 1983 to January 1985, Mr. Riordan served as a design engineer at Weitek Corporation, a semiconductor company. From October 1979 to February 1983, Mr. Riordan was a design engineer at Intel Corporation. Mr. Riordan holds Bachelor of Science and Master of Science degrees in Electrical Engineering as well as a Bachelor of Arts degree in Government from the University of Central Florida and has done post-graduate work in Electrical Engineering at Stanford University. Mr. Riordan also serves on the boards of directors of PLX Technology, Inc., a semiconductor company, and several private companies. Mr. Riordan is located in the United States.

Requirements for Outside Directors under the Companies Law

Under the Companies Law, companies incorporated under the laws of the State of Israel with shares listed on an exchange, including The Nasdaq Global Market, must appoint at least two outside directors. Directors Amal M. Johnson and Thomas J. Riordan qualify as outside directors under the Companies Law. The Companies Law provides that a person may not be appointed as an outside director if the person, or the person’s relative, partner, employer or any entity under the person’s control, has or had during the two years preceding the date of appointment any affiliation with the company or any entity controlling, controlled by or under common control with the company. The term affiliation includes:

•	an employment relationship;

•	a business or professional relationship maintained on a regular basis;

•	control; and

•	service as an office holder, excluding service as a director in a private company prior to the first offering of its shares to the public if such director was appointed as a director of the private company in order to serve as an outside director following the public offering.

“Office holder” is defined as a director, general manager, chief business manager, deputy general manager, vice general manager, executive vice president, vice president, other manager directly subordinate to the general manager or any other person assuming the responsibilities of any of the foregoing positions, without regard to such person’s title.

No person can serve as an outside director if his or her position or other business interests create, or may create, a conflict of interest with his or her responsibilities as an outside director or may otherwise interfere with his or her ability to serve as an outside director.

Our outside directors are required to possess professional qualifications as set out in regulations promulgated under the Companies Law. In addition, our board of directors is required to determine how many of our directors should be required to have financial and accounting expertise. In determining such number the board of directors must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our board of directors has determined that only one of our directors is required to have financial and accounting expertise and that Amal Johnson has the requisite financial and accounting expertise under the Companies Law.

Under the Companies Law, each of our outside directors must also serve on the audit committee. Ms. Johnson is currently a member of the audit committee. If elected to our board of directors, Mr. Riordan will also serve on the audit committee.

Until the lapse of two years from termination of office, we may not engage an outside director to serve as an office holder and cannot employ or receive services from that person, either directly or indirectly, including through a corporation controlled by that person.

Election of Outside Directors

Outside directors will be elected by a majority vote at the annual general meeting, provided that either:

•	at least one-third of the shares of non-controlling shareholders voted at the meeting are voted in favor of the election of the outside director (disregarding abstentions); or

•	the total number of shares of non-controlling shareholders voted against the election of the outside director does not exceed one percent of the aggregate voting rights in the company.

The initial term of an outside director is three years, and he or she may be reelected to one additional term of three years. Thereafter, he or she may be reelected by our shareholders for additional periods of up to three years each, in each case provided that the audit committee and the board of directors confirm that, in light of the outside director’s expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period(s) is beneficial to the company. An outside director may be removed only by the same percentage of shareholders as is required for his or her election, or by a court, and then only if he or she ceases to meet the statutory requirements for his or her appointment or if he or she violates the duty of loyalty to the company.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE TWO NOMINEES FOR OUTSIDE DIRECTOR LISTED ABOVE.

PROPOSAL THREE — APPROVAL OF APPOINTMENT OF EYAL WALDMAN AS
CHAIRMAN OF THE BOARD OF DIRECTORS

Our board of directors has appointed our president and chief executive officer, Eyal Waldman, as chairman of the board of directors. If his appointment is approved by shareholders, Mr. Waldman will hold office as chairman for a term of three years until our annual general meeting of shareholders to be held in 2010, or until his successor has been duly elected or until his earlier death, resignation, removal or termination of service as a director.

Under Israeli law, the chief executive officer of a public company may not serve as the chairman of the board of the company unless approved by the holders of a majority of the shares of the company, provided that:

•	at least two-thirds of the shares of non-controlling shareholders voted at the meeting are voted in favor (disregarding abstentions); or

•	the total number of shares of non-controlling shareholders voted against the proposal does not exceed one percent of the aggregate voting rights in the company.

Such approval will be for a period not exceeding three years and may be repeated.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF MR. WALDMAN AS CHAIRMAN OF THE BOARD OF DIRECTORS.

PROPOSAL FOUR — APPROVAL OF SALARY INCREASE AND BONUS TO EYAL WALDMAN

Under Israeli law, the terms of service of the members of the board of directors of a public company require the approval of its audit committee, board of directors and shareholders, in that order. In recognition of Mr. Waldman’s significant contribution to the company as its chief executive officer, president and chairman of the board of directors, each of our audit committee, compensation committee and our board of directors has approved (i) an increase in the annual base salary of Mr. Waldman to $250,000, effective January 1, 2007, and (ii) a cash bonus to Mr. Waldman in the amount of $50,000, for services rendered for the fiscal year ended December 31, 2006, pursuant to the Company’s annual cash bonus compensation program.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE INCREASE IN MR. WALDMAN’S ANNUAL BASE SALARY AND THE BONUS FOR THE YEAR ENDED DECEMBER 31, 2006 AS DESCRIBED IN THIS PROPOSAL FOUR.

PROPOSAL FIVE — APPROVAL OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF AUDIT COMMITTEE DETERMINATION OF REMUNERATION

The audit committee of our board of directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2007. PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited our consolidated financial statements for the fiscal years ending December 31, 2006 and 2005. Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, audited our consolidated financial statements for the fiscal years ending December 31, 2004 and 2003.

Shareholder approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 is required under the Companies Law. The audit committee of our board of directors believes that such appointment is appropriate and in the best interests of the company and its shareholders. Subject to the approval of this proposal, the audit committee will fix the remuneration of PricewaterhouseCoopers LLP in accordance with the volume and nature of their services to the company.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual general meeting of shareholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our shareholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007 AND THE AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE THEIR REMUNERATION IN ACCORDANCE WITH THE VOLUME AND NATURE OF THEIR SERVICES.

Audit and Non-Audit Services

Subject to shareholder approval of the audit committee’s authority to determine remuneration for their services, the audit committee is directly responsible for the appointment, compensation and oversight of our independent auditors. In addition to retaining PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending 2006, the audit committee retained PricewaterhouseCoopers LLP to provide other non-audit and advisory services in 2006. The audit committee has reviewed all non-audit services provided by PricewaterhouseCoopers LLP in 2006, and has concluded that the provision of such non-audit services was compatible with maintaining PricewaterhouseCoopers’ independence and that such independence has not been impaired.

The aggregate fees billed by PricewaterhouseCoopers LLP for audit and non-audit services in 2006 and 2005 were as follows:

	Fiscal Year Ended December 31,
Service Category	2006	2005

Audit Fees	$1,273,475	$232,224
Audit-Related Fees	1,500	—
Tax Fees	138,211	77,311
All Other Fees	—	—

Total	$1,413,186	$309,535

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit and review of our consolidated financial statements included in our registration statement on Form S-1 for the initial public offering of our ordinary shares, fees for review of our registration statement on Form S-1 and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; “audit-related fees” are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation, due diligence and services related to acquisitions; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

REPORT OF THE AUDIT COMMITTEE1

The audit committee, which currently consists of Messrs. Federman and Weatherford and Ms. Johnson, evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. If elected as an outside director, Mr. Riordan will also serve on the audit committee. The board of directors adopted a written charter for the audit committee in December 2000 and most recently amended it in January 2007, which details the responsibilities of the audit committee. A copy of our currently effective Audit Committee Charter is attached to this proxy statement as Appendix A. This report relates to the activities undertaken by the audit committee in fulfilling such responsibilities.

The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee oversees the company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and reporting process, including the company’s systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2006. This review included a discussion of the quality and the acceptability of the company’s financial reporting and controls, including the clarity of disclosures in the financial statements.

The audit committee also reviewed with the company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of the company’s financial reporting and such other matters required to be discussed with the audit committee under generally accepted auditing standards in the United States including Statement on Auditing Standards No. 61, as amended. The audit committee further discussed with the company’s independent registered public accounting firm the overall scope and plans for its audits. The audit committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations and evaluations of the company’s internal controls, and the overall quality of Mellanox’s financial reporting.

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all issuers to obtain pre-approval from their respective audit committees in order for their independent registered public accounting firms to provide professional services without impairing independence. As such, the audit committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by the company’s independent registered public accounting firm. From time to time, the company may desire additional permitted professional services for which specific pre-approval is obtained from the audit committee before provision of such services commences. The audit committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditors’ independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors and the board has approved that the audited financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in the Annual Report on Form 10-K for the year ended December 31, 2006 and be filed with the SEC.

The foregoing report is provided by the undersigned members of the audit committee.

Thomas Weatherford, Chairperson
Irwin Federman
Amal M. Johnson

1 This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE

Our compensation committee reviews and recommends policy relating to compensation and benefits of our officers and employees. The compensation committee, in consultation with our chief executive officer and our board of directors, decides how much cash compensation should be part of each of officer’s total compensation by benchmarking to a peer group of companies and considering the relative importance of short-term incentives. In addition, the compensation committee, in consultation with our chief executive officer, makes recommendations to our board of directors regarding equity-based compensation to align the interests of our management with shareholders, considering each officer’s equity holdings. The compensation committee also manages the issuance of share options and other awards under our share option plans. The compensation committee will review and evaluate, at least annually, the goals and objectives of our incentive compensation plans and monitors the results against the approved goals and objectives. All members of our compensation committee are independent under the applicable rules and regulations of the SEC, The Nasdaq Stock Market and the U.S. Internal Revenue Service.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, for the year ended December 31, 2006 with management. In reliance on the reviews and discussion referred to above, the compensation committee recommended to the board of directors, and the board of directors has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2006 for filing with the SEC.

The foregoing report is provided by the undersigned members of the compensation committee.

Rob S. Chandra, Chairperson
Irwin Federman

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

One of the primary objectives of our compensation committee is to incentivize our executive officers to effectively manage and lead our company to achieve our business objectives.

Our goal is to be the leading supplier of semiconductor-based, high performance interconnect products for computing, storage and communications applications. To accomplish this goal, our executive officers must work hard to ensure that we:

•	Continue to develop leading, high-performance interconnect products;

•	Facilitate and increase the continued adoption of InfiniBand;

•	Expand our presence with existing server OEM customers;

•	Broaden our customer base with storage, communications infrastructure and embedded systems OEMs; and

•	Leverage our fabless business model to deliver strong financial performance.

To accomplish our business objectives, our compensation committee attempts to structure our compensation programs to reward high performance and innovation, promote accountability and assure that employee interests are aligned with the interests of our shareholders. We refer to our chief executive officer, our chief financial officer and our three other most highly compensated executive officers during 2006 as our named executive officers.

Consistent with our compensation committee’s objective, our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively and tying their compensation to our success as a whole and their contribution to our success. Accordingly, we set goals designed to link the compensation of each named executive officer to our performance, compared to our industry peers and our past performance, and each named executive officer’s performance within the company.

Our executive compensation program has three primary components: (i) base compensation or salary, (ii) annual cash bonuses pursuant to a program described below and (iii) share option awards as described below. Our program is largely designed to provide incentives and rewards for both our short-term and long-term performance, and is structured to motivate executive officers to meet our strategic objectives, thereby maximizing total return to shareholders. In addition, we provide our executive officers a variety of benefits that are available generally to all salaried employees in the geographic location where they are based.

Our compensation committee, in consultation with our chief executive officer and our board of directors, decides how much cash compensation should be part of each of our named executive officers’ total compensation by benchmarking to a peer group of companies and considering the relative importance of short-term incentives. In addition, our compensation committee, in consultation with our chief executive officer, makes recommendations to our board of directors regarding equity-based compensation to align the interests of our management with shareholders, considering each of our named executive officers’ equity holdings. We evaluate annually the balance between equity and cash compensation among our named executive officers and, separately, among members of the senior executive management team.

We account for share-based awards granted to our employees after January 1, 2006 under the rules of SFAS No. 123(R), which requires us to record the compensation expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We structure our annual cash bonus compensation so that it is taxable to our executives at the time it becomes available to them. We currently intend that all cash compensation paid will be tax deductible for us. While any gain recognized by employees from nonqualified share options should be deductible, to the extent that an option constitutes an “incentive stock option” within the meaning of the U.S. Internal Revenue Code, gain recognized by the option holders will not be deductible if there is no disqualifying disposition by the optionee.

Determination of Compensation

Our board of directors has delegated to our compensation committee the primary authority to determine and recommend compensation awards available to our executive officers. Our compensation committee generally consults third-party compensation surveys that provide industry data to be better informed regarding the determination of the key elements of our compensation program. In 2006, the compensation committee utilized data from a Radford Benchmark Survey in the United States and an Atzmon Salary Survey in Israel in order to determine competitive salary levels. This industry data consists of salaries and other compensation paid by companies in our peer group, as described below, to executives in positions comparable to those held by our named executive officers. Our compensation committee uses this industry data to develop a compensation program that it believes will enable us to effectively compete for new employees and retain existing employees. To provide additional information to support the compensation committee’s compensation decisions, our chief executive officer typically provides annual recommendations to the compensation committee and discusses with the board of directors the compensation and performance of all executive officers, excluding himself. Our chief executive officer bases his recommendations in part upon annual performance reviews of our executive officers. The compensation committee evaluates our chief executive officer’s performance reviews of our executive officers and provides input to the chief executive officer regarding such reviews. Our chief executive officer’s compensation is determined by the board of directors after input from and consultation with our compensation committee, which analyzes our chief executive officer’s performance.

Compensation Benchmarking and Peer Group

During the year ended December 31, 2006, we established base salary structures for our named executive officers to be between the 50th and 75th percentile of salaries paid to executive officers performing similar job functions at a peer group of leading private and public semiconductor companies. Our compensation committee believes that this approach allows us to provide a compensation structure that will be sufficiently competitive to attract and retain talented executives. This peer group consists of many leading semiconductor companies in the United States and Israel, including the following: Broadcom Corporation, Marvell Technology Group, Intel Corporation, IBM, Wintegra, Rambus, QLogic Corporation, PLX Technologies, Freescale Semiconductor, Voltaire and Zoran. We believe that this peer group is representative of companies in our geographic locations that compete for employees with similar skills and experience as employees of our company. As part of this assessment, we evaluate the financial and market performance of each of these companies and attempt to structure our cash compensation program to be competitive with companies with similar financial and market successes. We did not use a benchmark to determine equity grants to our named executive officers because we believe that, as a private company during 2006, the equity compensation structures of other companies may not have been representative of our company’s situation.

In order to retain and incentivize key individuals, our compensation committee may, however, determine that it is in our best interests to offer total compensation packages to our executive officers that may deviate from the general principle of targeting total compensation at the level for our peer group. Actual pay for each named executive officer is determined based on his position in the company compared with comparable positions provided to us in the industry data, his individual performance and our annual performance.

We believe our compensation package of base salary, equity incentive awards and annual cash bonuses appropriately provides market compensation to our named executive officers.

Base Salary

As discussed above, we believe that providing our named executive officers with base salaries that are generally between the 50th and 75th percentile of base salaries of our peer group of companies, when considered together with the other elements of compensation, provides strong incentives to achieve our business objectives. While base salaries are not considered by the U.S. Internal Revenue Service to constitute performance-based compensation, each year we determine salary increases based upon the performance of the named executive officers as assessed by our compensation committee and board of directors. We do not provide formulaic base salary increases to our named executive officers.

Annual Discretionary Incentive Cash Bonus Program

We structure our annual cash bonus compensation program to reward named executive officers and employees for our successful performance and each individual’s contribution to that performance. Historically, cash bonuses have not constituted a significant portion of our employees’ total compensation. Under our program, named executive officers are eligible to receive a percentage of a bonus pool in an amount that is determined annually. The annual bonus pool amount is determined by our compensation committee and is based on our achievement of our operating plan and profitability, and is not tied to individual performance objectives for the named executive officers. No specific performance targets for our named executive officers were established in connection with the determination of the aggregate amount of the bonus pool payable in the year ended December 31, 2006 or the allocation of a portion of the pool to the named executive officers. For the year ended December 31, 2006, the performance bonus pool available under this program was equal to 10% of net income for the year ended December 31, 2005. Our compensation committee evaluated the company’s financial results and operating performance for the year ended December 31, 2005 and determined that 10% of net income was an appropriate amount to allocate to the bonus pool payable in the year ended December 31, 2006. The percentage of the bonus pool payable to each named executive officer and other employees was determined based on his or her base salary as a percentage of the aggregate salaries paid to all named executive officers and employees. Our chief executive officer elected not to receive a bonus during the year ended December 31, 2006 and his portion of the bonus pool was allocated among the other named executive officers and employees in accordance with the general allocation formula. Subject to shareholder approval, the compensation committee has approved a cash bonus to Mr. Waldman in the amount of $50,000 payable in the year ended December 31, 2007 for services rendered during the fiscal year ended December 31, 2006 pursuant to the company’s annual cash bonus compensation program. Payments under this cash bonus program are contingent upon continued employment through the actual date of payment.

Equity Awards

We believe that long-term performance is achieved through an ownership culture that encourages such performance by our named executive officers through the use of share-based awards. Our equity compensation plans have been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of shareholders. The compensation committee believes that the use of share-based awards offers the best approach to achieving our compensation goals. We have not adopted share ownership guidelines, and, other than our co-founders, our equity compensation plans have provided the principal method for our named executive officers to acquire equity or equity-linked interests in our company. Due to the early stage of our business, we believe that equity awards will incentivize our named executive officers to achieve long-term performance because they provide greater opportunities for our named executive officers to benefit from any future successes in our business.

Our executive officers and employees are eligible to participate in our annual award of share options. As discussed above, we allocate on an annual basis an aggregate number of shares for the grant of options to employees generally, including named executive officers. The number of shares subject to options granted to each executive officer and employee is determined by our compensation committee based upon several factors, including salary grade and individual performance reviews. In addition to the annual awards, grants of share options may be made to employees and executive officers following a significant change in job responsibility or in recognition of a significant achievement. During the year ended December 31, 2006, our named executive officers were granted options to purchase 319,996 of the 1,106,093 aggregate shares granted to all employees, consultants and directors.

As discussed above, we believe that equity ownership in the company is an important component of an executive officer’s and an employee’s total compensation. Our compensation committee believes that granting additional share options on an annual basis to existing officers and employees provides an important incentive to retain executives and employees and rewards them for short-term company performance while also creating long-term incentives to sustain that performance.

Share options granted under our various share incentive plans generally have a four-year vesting schedule in order to provide an incentive for continued employment and generally expire ten years from the date of the grant.

The exercise price of options granted under the share incentive plans is 100% of the fair market value of the underlying shares on the date of grant.

Individual share awards under the long term performance-based share incentive program during 2006 were made under the 1999 United States Equity Incentive Plan and 2003 Israeli Share Option Plan and vest over a four-year service period. In the year ended December 31, 2006, we allocated among all employees, including our named executive officers, options to purchase an aggregate number of shares equal to approximately 3.0% of our outstanding shares plus expected outstanding equity grant forfeitures under the long term performance-based share incentive program.

Defined Contribution Plans

We have a Section 401(k) Savings/Retirement Plan, or 401(k) Plan, in the United States and a retirement plan in Israel to cover eligible employees of the company and any designated affiliate. The 401(k) Plan permits our eligible employees to defer up to 90% of their base salary, subject to certain limitations imposed by the U.S. Internal Revenue Code. The U.S. employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We do not match employee contributions to the 401(k) Plan.

Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the retirement, death or termination without cause (as defined in the Israel Severance Pay Law) of an employee. Some of our Israeli employees are entitled by contract to severance payments in excess of the amount required to be paid as severance pay under Israeli law. Israeli law permits our employees to receive a portion of their severance pay tax-free and, subject to certain conditions, defer taxation of the balance of their severance pay by leaving it in certain qualified funds until retirement age, at which time the employees receive taxable monthly pension payments.

We make contributions on behalf of our Israeli employees, including all of our Israeli named executive officers, to a fund known as Managers’ Insurance. This fund provides a combination of retirement plan, insurance and severance pay benefits to the employee, giving the employee or his or her estate payments upon retirement or death and securing the severance pay, if legally entitled, upon termination of employment. Each full-time employee is entitled to participate in the plan, and each employee who participates contributes an amount equal to 5% of his or her salary to the retirement plan and we contribute between 13.33% and 15.83% of his or her salary (consisting of 5% to the retirement plan, 8.33% to secure severance payments and up to 2.5% for disability insurance).

Under the retirement plan component of the Managers’ Insurance, both our 5% contribution and the 5% contribution made by the employee are immediately vested and non-forfeitable upon contribution to the Managers’ Insurance. In some cases, we substitute other retirement arrangements, such as provident funds (kupot gemel) for the retirement plan feature of the Managers’ Insurance. The features of the provident funds are substantially similar to those of the retirement plan feature of the Managers’ Insurance.

Defined Benefit Plans

We do not have a defined benefit plan available to employees or executive officers.

Change of Control Severance Arrangements

Each of our named executive officers has entered into a severance benefits agreement with us. We provide a “double trigger” severance and change of control policy for our named executive officers. We believe that a double trigger policy is consistent with the objectives of providing the highest possible return to shareholders by allowing management to be able to effectively participate with shareholders in the event of a change of control transaction, without compelling the executive officer to remain employed under new ownership and with a continuing illiquid stake in the company. In accordance with our double trigger policy, each U.S. and Israeli senior executive has entered into an executive severance benefits agreement. Under the severance agreements, if the executive’s employment with us is terminated without cause, or the executive is constructively terminated, in each case during the twelve-month period following a change of control of the company, the executive is entitled to receive payments and benefits as described on page 26 under the section entitled “Executive Severance Benefits Agreements.”

The benefits payable under the severance agreements are in addition to payments or other benefits, if any, that executives who reside in Israel may be entitled to under applicable Israeli law. Under current Israeli law, employees in Israel are generally entitled to receive as severance one month’s pay for each year of service with the company, based on the rate of salary in effect on the date of termination.

Other Elements of Compensation and Perquisites

Medical, Dental & Vision Insurance.  We provide all U.S. employees, including named executive officers, their spouses and children with medical, dental and vision insurance. We subsidize 90% of each employee’s premium and 75% of each employee’s dependents’ premiums. We do not subsidize medical coverage for our Israeli employees, including Israeli named executive officers. In addition, Israeli employees and employers are required to pay predetermined sums to the Israeli National Insurance Institute, which is comparable to the U.S. Social Security Administration. Such amounts also include payments by the employee for national health insurance. The total payments to the Israeli National Insurance Institute are equal to approximately 14.5% of the wages (up to a specified amount), of which the employee contributes approximately 66% and the employer contributes approximately 34%.

Life, AD&D and Disability Insurance.  We provide, at our cost, life, accidental death and dismemberment and disability insurance for our U.S. employees, including named executive officers resident in the United States. We provide, at our cost, disability insurance for our Israeli employees, including named executive officers resident in Israel.

Automobile Leasing Program.  We provide all Israeli employees, including Israeli named executive officers, with the option to participate in the company’s automobile leasing program. Under this program, if an Israeli employee elects to participate in the leasing program, the employee’s base salary will be reduced by the amount of the automobile lease. Through a fixed-price arrangement with a leasing company, we pay for gas, maintenance, insurance and the cost of normal wear and tear of the vehicle over the life of the lease.

Education Fund.  We provide all of our full-time Israeli employees, including all of our Israeli named executive officers, with an education fund benefit (keren hishtalmut). We contribute to the education fund an amount equal to 7.5% of the employee’s monthly salary and the employee contributes an additional amount equal to 2.5% of his or her monthly salary. The amounts contributed up to the legally recognized limit are available to the employee on a tax-free basis after the lapse of six years from the initial contribution.

Policies with Respect to Equity Compensation Awards

During the year ended December 31, 2006, we only granted options to purchase shares under our 1999 United States Equity Incentive Plan and 2003 Israeli Share Option Plan. We have adopted a 2006 Global Share Incentive Plan, or the Global Plan, which became effective on February 6, 2007. The Global Plan offers a variety of equity awards that may be granted under its terms in addition to options. We intend to evaluate the allocation of equity awards among the different forms of equity awards available in comparison to the peer group of companies discussed above and with consideration to restrictions imposed under Israeli tax and other applicable law. We grant or vest all equity incentive awards based on the fair market value as of the date of grant. We do not have a policy of granting equity-based awards at other than the fair market value. Because our ordinary shares were not publicly traded 2006, the fair market value of our ordinary shares and corresponding exercise price for share option grants was determined by our board of directors.

We may also make grants of equity incentive awards at the discretion of our board of directors and the compensation committee in connection with the hiring of new named executive officers.

Summary Compensation Table

The following table presents compensation information during the year ended December 31, 2006 paid to or accrued for our named executive officers.

					All Other
Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Compensation		Total

Eyal Waldman	2006	$225,000	$—	$—	$38,573	(2)	$263,573
President & Chief Executive Officer (Principal Executive Officer)
Michael Gray	2006	205,000	6,730	29,919	—		241,649
Chief Financial Officer (Principal Financial Officer)
Dave Sheffler	2006	207,000	6,730	7,235	—		226,313
Vice President of Worldwide Sales
Thad Omura	2006	182,000	5,768	42,699	—		230,467
Vice President of Product Marketing
Michael Kagan	2006	131,657	4,571	5,548	27,623	(3)	169,399
Vice President of Architecture

(1)	The value of option awards granted to our executive officers is estimated pursuant to SFAS No. 123(R) for 2006. See Note 11 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Includes $18,690 contributed to a severance fund, which is mandated by Israeli Law, $16,517 contributed to a retirement fund on behalf of Mr. Waldman and $3,366 contributed to an employee education fund on behalf of Mr. Waldman.

(3)	Includes $8,293 contributed to a severance fund, which is mandated by Israeli law, $6,226 contributed to a retirement fund on behalf of Mr. Kagan, $5,637 for automobile related expenses pursuant to the company’s automobile leasing program and $7,467 contributed to an employee education fund on behalf of Mr. Kagan.

Director Compensation

We reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings. Mr. Weatherford currently is paid $20,000 per year for service on our board of directors and an additional $5,000 per year for service as chairperson of the audit committee. In addition, in November 2005, Mr. Weatherford received an option pursuant to our 1999 United States Equity Incentive Plan to purchase 57,142 ordinary shares at an exercise price of $5.52 per share. This option grant vests in equal monthly installments over four years, provided that the option grant will fully vest and become immediately exercisable upon a change in control of our company.

In October 2006, our board of directors adopted a compensation program for non-employee directors which became effective on February 6, 2007. Pursuant to this program, each member of our board of directors who is not our employee will receive the following cash compensation for board services, as applicable:

•	$20,000 per year for service as a board member;

•	$22,000 per year for service as chairperson of the audit committee and $5,000 per year each for service as chairperson of the compensation and of the nominating and governance committees;

•	$5,000 per year for service as a member of the audit committee and $2,500 per year each for service as a member of the compensation and of the nominating and governance committees; and

•	$750 for each board or committee meeting attended in person ($500 for meetings attended by video or telephone conference).

In addition, each of our non-employee directors will receive initial and annual, automatic, non-discretionary grants pursuant to our Non-Employee Director Option Grant Policy, which was established under the Global Plan, of nonqualified share options, in the case of non-employee directors who are U.S. taxpayers, and options that qualify in accordance with Section 102 of the Israeli Tax Ordinance, 1961, in the case of non-employee directors who are Israeli taxpayers. Each new non-employee director will receive an option to purchase 57,142 ordinary shares as of the date he or she first becomes a non-employee director. On the date of each annual general meeting, each individual who continues to serve as a non-employee director on such date will receive an automatic option grant to purchase 11,428 ordinary shares, commencing with our annual general meeting of shareholders to be held on May 10, 2007. These option grants vest in equal monthly installments over three years.

The exercise price of each option granted to a non-employee director will be equal to 100% of the fair market value on the date of grant of the shares covered by the option. Options will have a maximum term of ten years measured from the grant date, subject to earlier termination in the event of the optionee’s cessation of board service.

Under our Non-Employee Director Option Grant Policy, our directors will have a three-month period following cessation of board service in which to exercise any outstanding vested options, except in the case of a director’s death or disability, in which case the options will be exercisable by the director or his or her estate or beneficiary for a 12-month period following the cessation of board services. Options granted to our non-employee directors pursuant to our Non-Employee Director Option Grant Policy will fully vest and become immediately exercisable upon a change in control of our company.

The compensation of our outside directors is subject to restrictions imposed by Israeli law, and cannot be greater than the average compensation paid to all other non-executive directors nor less than the lowest compensation paid to any other non-executive director.

The table below sets forth information regarding compensation provided by us to our non-employee directors during the year ended December 31, 2006.

Director Compensation in 2006

	Fees Earned
	or Paid	Option
Name	in Cash	Awards(3)(4)	Total

S. Atiq Raza	$—	$14,956	$14,956
Chairman and Chief Executive Officer of Raza Microelectronics, Inc.
Thomas Weatherford	25,000	13,430	38,430
Former Executive Vice President and Chief Financial Officer, Business Objects SA
Irwin Federman	—	14,956	14,956
General Partner, U.S. Venture Partners
Rob S. Chandra	—	14,956	14,956
General Partner, Bessemer Venture Partners
Amal M. Johnson(1)	—	15,363	15,363
CEO of MarketTools, Inc.
H. Raymond Bingham(2)	11,667	11,363	23,030
Former Executive chairman of the board of directors of Cadence Design Systems Inc.

(1)	In 2006, the company granted an option to purchase 57,142 ordinary shares to Ms. Johnson upon her appointment to the board of directors. The aggregate fair market value of this option grant is $368,692.

(2)	Mr. Bingham served on the board of directors from November 2005 until October 2006.

(3)	This column reflects the expense recognized for each non-employee director for 2006 computed in accordance with SFAS 123(R). See Note 11 of the consolidated financial statements in the company’s Annual Report on

Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the valuation of equity awards and the calculation method.

(4)	The aggregate number of ordinary shares subject to outstanding option awards for each person in the table set forth above as of December 31, 2006 is as follows:

Name	Option Awards

S. Atiq Raza	57,142
Thomas Weatherford	57,142
Irwin Federman	57,142
Rob S. Chandra	57,142
Amal M. Johnson	57,142
H. Raymond Bingham	13,095

Grants of Plan-Based Awards in 2006

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2006.

		All Other
		Option Awards:		Exercise or Base	Grant Date Fair
		Number of Securities		Price of Option	Value of Shares and
Name	Grant Date	Underlying Options		Awards ($/Sh)(8)	Option Awards(9)

Eyal Waldman(1)	10/26/2006	114,284	(3)	$9.19	$737,189
Michael Gray(1)	10/26/2006	22,857	(4)	9.19	147,439
David Sheffler(1)	10/26/2006	57,142	(5)	9.19	368,594
Thad Omura(1)	10/26/2006	11,428	(6)	9.19	73,716
Michael Kagan(2)	10/26/2006	114,285	(7)	9.19	737,195

(1)	All of the options granted to Michael Gray, David Sheffler and Thad Omura, and 50% of the options granted to Eyal Waldman, were granted pursuant to the 1999 United States Equity Incentive Plan. We granted the remaining 50% of Mr. Waldman’s options pursuant to the 2003 Israeli Share Option Plan.

(2)	All options granted to Michael Kagan were granted pursuant to the 2003 Israeli Share Option Plan.

(3)	The option to purchase 57,142 ordinary shares granted to Mr. Waldman under the 1999 United States Equity Incentive Plan has a term of 10 years and vests according to the following schedule: 1/4th of the shares vest on October 26, 2007, and 1/48th of the shares vest on each monthly anniversary thereafter. The option to purchase 57,142 ordinary shares granted to Mr. Waldman under the 2003 Israeli Share Option Plan has a term of 10 years and vests according to the following schedule: 1/4th of the shares vest on October 26, 2007, and 1/48th of the shares vest on each monthly anniversary thereafter.

(4)	The option to purchase 22,857 ordinary shares granted to Mr. Gray has a term of 10 years and vests according to the following schedule: 1/4th of the shares vest on October 26, 2007, and 1/48th of the shares vest on each monthly anniversary thereafter.

(5)	The option to purchase 57,142 ordinary shares granted to Mr. Sheffler has a term of 10 years and vests according to the following schedule: 1/4th of the shares vest on October 26, 2007, and 1/48th of the shares vest on each monthly anniversary thereafter.

(6)	The option to purchase 11,428 ordinary shares granted to Mr. Omura has a term of 10 years and vests according to the following schedule: 1/4th of the shares vest on October 26, 2007, and 1/48th of the shares vest on each monthly anniversary thereafter.

(7)	The option to purchase 114,285 ordinary shares granted to Mr. Kagan has a term of 10 years and vests according to the following schedule: 1/4th of the shares vest on October 26, 2007, and 1/48th of the shares vest on each monthly anniversary thereafter.

(8)	The per share exercise price of the options granted to our named executive officers was equal to the fair market value of the ordinary shares underlying the options. Because the ordinary shares subject to options granted to named executive officers in 2006 were not publicly traded, the fair market value was determined by our board of directors.

(9)	The value of option awards granted to our named executive officers is estimated pursuant to SFAS No. 123(R) for 2006. See Note 11 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the valuation of equity awards and the calculation method.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table summarizes the number of shares underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2006.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option	Option
Name	Exercisable	Unexercisable	Exercise Price	Expiration Date

Eyal Waldman(1)	57,142	—	$9.19	10/26/2016
Eyal Waldman(2)	—	57,142	9.19	10/26/2016
Michael Gray(3)	224,167	—	3.50	10/15/2014
Michael Gray(4)	10,000	—	6.65	12/8/2015
Michael Gray(5)	22,857	—	9.19	10/26/2016
Dave Sheffler(6)	40,000	—	1.30	2/28/2011
Dave Sheffler(7)	28,571	—	1.47	6/19/2012
Dave Sheffler(8)	17,142	—	3.85	12/3/2014
Dave Sheffler(9)	17,142	—	2.63	12/28/2013
Dave Sheffler(10)	11,428	—	6.65	12/8/2015
Dave Sheffler(11)	57,142	—	9.19	10/26/2016
Thad Omura(12)	34,285	—	3.50	6/4/2014
Thad Omura(13)	137,142	—	6.65	12/8/2015
Thad Omura(14)	11,428	—	9.19	10/26/2016
Michael Kagan(15)	85,714	—	1.30	2/28/2011
Michael Kagan(16)	28,571	—	1.47	6/19/2012
Michael Kagan(17)	14,999	2,143	2.63	12/28/2013
Michael Kagan(18)	3,483	9,374	6.65	12/8/2015
Michael Kagan(19)	—	114,285	9.19	10/26/2016

(1)	This option vests according to the following schedule: 1/4th of the shares vest on October 26, 2007, and 1/48th of the shares vest on each monthly anniversary thereafter. All of the 57,142 shares that were exercisable as of December 31, 2006 were unvested and subject to repurchase by the company.

(2)	This option vests according to the following schedule: 1/4th of the shares vest on October 26, 2007, and 1/48th of the shares vest on each monthly anniversary thereafter.

(3)	This option vests according to the following schedule: 1/4th of the shares vested on December 1, 2005, and 1/48th of the shares vest on each monthly anniversary thereafter. Of the 224,167 shares that were exercisable as of December 31, 2006, 117,142 shares were unvested and subject to repurchase by the company.

(4)	This option vests according to the following schedule: 1/4th of the shares vested on November 1, 2006, and 1/48th of the shares vest on each monthly anniversary thereafter. Of the 10,000 shares that were exercisable as of December 31, 2006, 7,292 shares were unvested and subject to repurchase by the company.

(5)	This option vests according to the following schedule: 1/4th of the shares vest on October 26, 2007, and 1/48th of the shares vest on each monthly anniversary thereafter. All of the 22,857 shares that were exercisable as of December 31, 2006 were unvested and subject to repurchase by the company.

(6)	This option is fully vested.

(7)	This option is fully vested.

(8)	This option vests according to the following schedule: 1/4th of the shares vested on June 1, 2004, and 1/48th of the shares vest on each monthly anniversary thereafter. Of the 17,142 shares that were exercisable as of December 31, 2006, 2,143 shares were unvested and subject to repurchase by the company.

(9)	This option vests according to the following schedule: 1/4th of the shares vested on November 1, 2005, and 1/48th of the shares vest on each monthly anniversary thereafter. Of the 17,142 shares that were exercisable as of December 31, 2006, 8,214 shares were unvested and subject to repurchase by the company.

(10)	This option vests according to the following schedule: 1/4th of the shares vested on November 1, 2006, and 1/48th of the shares vest on each monthly anniversary thereafter. Of the 11,428 shares that were exercisable as of December 31, 2006, 8,333 shares were unvested and subject to repurchase by the company.

(11)	This option vests according to the following schedule: 1/4th of the shares vest on October 26, 2007, and 1/48th of the shares vest on each monthly anniversary thereafter. All of the 57,142 shares that were exercisable as of December 31, 2006 were unvested and subject to repurchase by the company.

(12)	This option vests according to the following schedule: 1/4th of the shares vested on May 3, 2005, and 1/48th of the shares vest on each monthly anniversary thereafter. Of the 34,285 shares that were exercisable as of December 31, 2006, 12,142 shares were unvested and subject to repurchase by the company.

(13)	This option vests according to the following schedule: 1/4th of the shares vested on November 2, 2006, and 1/48th of the shares vest on each monthly anniversary thereafter. Of the 137,142 shares that were exercisable as of December 31, 2006, 99,998 shares were unvested and subject to repurchase by the company.

(14)	This option vests according to the following schedule: 1/4th of the shares vest on October 26, 2007, and 1/48th of the shares vest on each monthly anniversary thereafter. All of the 11,428 shares that were exercisable as of December 31, 2006 were unvested and subject to repurchase by the company.

(15)	This option is fully vested.

(16)	This option is fully vested.

(17)	This option vests according to the following schedule: 1/4th of the shares vested on June 1, 2004, and 1/48th of the shares vest on each monthly anniversary thereafter.

(18)	This option vests according to the following schedule: 1/4th of the shares vested on November 1, 2006, and 1/48th of the shares vest on each monthly anniversary thereafter.

(19)	This option vests according to the following schedule: 1/4th of the shares vest on October 26, 2007, and 1/48th of the shares vest on each monthly anniversary thereafter.

2006 Option Exercises and Shares Vested

The following table summarizes share option exercises by our named executive officers in 2006.

Option Awards
Number of
Shares
	Acquired	Value Realized
Name	on Exercise	on Exercise(1)

Eyal Waldman	—	$—
Michael Gray	10,118	39,865
Dave Sheffler	—	—
Thad Omura	—	—
Michael Kagan	—	—

(1)	Because our ordinary shares were not publicly traded during 2006, the value realized on exercise is estimated based on the difference between the exercise price of the shares purchased and the fair market value of the shares on the date of exercise as determined by our board of directors at the most recent preceding determination date.

Executive Severance Benefits Agreements

In November 2006, we entered into executive severance benefits agreements with each of our executive officers. Under the severance agreements, if the executive’s employment with our company is terminated without cause or the executive is constructively terminated (as these terms are defined in the agreements), in each case during the 12-month period following a change of control (as defined in the agreements) of our company, the executive is entitled to receive the following payments and benefits:

•	continuation of the executive’s salary for six months at a per annum rate of 120% of the executive’s annual base salary in effect on the termination date;

•	in the case of executives who reside in the United States, if the executive elects COBRA coverage under our group health plan, payment for the cost to continue COBRA coverage for the executive and his eligible dependents for up to 12 months following the termination date; and

•	accelerated vesting and immediate exercisability of the executive’s share awards as to 50% of the total number of unvested shares subject to the share awards.

An executive’s receipt of any severance benefits is subject to the executive’s execution and delivery of a general release of claims in favor of our company. Each executive under the agreement will also be subject to non-solicitation provisions during the 12 months following the termination date and a confidentiality provision.

The benefits payable under the severance agreements are in addition to payments or other benefits, if any, that executives who reside in Israel may be entitled to under applicable law.

The following table sets forth quantitative estimates of the benefits to be received by each of our named executive officers if his employment were terminated without cause or constructively terminated (as these terms are defined in the executive severance benefits agreements) on December 31, 2006, assuming that such termination occurred during the 12-month period following a change of control (as such term is defined in the executive severance benefits agreements) of our company.

Potential Payments Following a Change of Control

			Israeli	Value of
	Salary	COBRA	Severance	Accelerated
Name	Continuation	Coverage	Benefits	Equity Awards(1)

Eyal Waldman	$135,000	$—	$131,250	$368,594
Michael Gray	123,000	18,192	—	104,403
Dave Sheffler	124,200	16,488	—	190,996
Thad Omura	109,200	12,444	—	91,905
Michael Kagan	78,994	—	58,051	373,840

(1)	The value of option awards held by our executive officers is estimated pursuant to SFAS No. 123(R) for 2006. See Note 11 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the valuation of equity awards and the calculation method.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2006.

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to be		Weighted-Average Exercise	Equity Compensation Plans
	Issued Upon Exercise of		Price of Outstanding	(Excluding Securities
	Outstanding Options,		Options, Warrants and	Reflected in Column
Plan Category	Warrants and Rights		Rights	(a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	5,166,815	(1)	$4.19	125,473	(1)
Equity compensation plans not approved by security holders	—		—	—
Total	5,166,815		$4.19	125,473

(1)	Consists of 1999 United States Equity Incentive Plan, 1999 Israeli Share Option Plan and 2003 Israeli Share Option Plan.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of our ordinary shares as of March 1, 2007, by:

•	each shareholder known by us to own beneficially more than 5% of our ordinary shares;

•	each of our executive officers named in the summary compensation table on page 21 (our principal executive officer, our principal financial officer and our three other most highly compensated executive officers);

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. Except as indicated by footnote, and subject to community property laws where applicable, we believe the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them.

The percentage of shares beneficially owned is computed on the basis of 29,799,947 ordinary shares outstanding as of March 1, 2007. Ordinary shares subject to share options and warrants currently exercisable or exercisable within 60 days of March 1, 2007 are deemed to be outstanding for computing the percentage ownership of the person holding these options and warrants and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Mellanox Technologies, Inc., 2900 Stender Way, Santa Clara, California 95054.

	Beneficial Ownership
		Shares Subject to	Options
	Shares	Right of Repurchase	Exercisable
	Beneficially	Within 60 Days of	Within	Percentage of Shares
Name of Beneficial Owner	Owned	March 1, 2007(1)	60 Days	Outstanding

5% Shareholders:
Entities affiliated with Sequoia Capital Partners(2)	2,786,495	—	—	9.35%
Entities affiliated with U.S. Venture Partners(3)	2,828,631	—	—	9.49
Executive Officers, Directors and Nominees for Director:
Eyal Waldman(4)	3,640,913	57,142	57,142	12.21
Rob S. Chandra(5)	1,121,984	—	19,047	3.76
Irwin Federman(3)	2,847,678	—	19,047	9.55
Michael Gray(6)	267,141	121,844	257,014	*
Amal M. Johnson	17,143	—	7,143	*
Michael Kagan	459,892	—	135,892	1.54
Thad Omura	182,855	109,283	182,855	*
S. Atiq Raza(7)	497,193	—	2,381	1.66
David Sheffler	430,853	71,069	171,425	1.44
Thomas Weatherford	20,238	—	20,238	*
Thomas J. Riordan	45,544	—	—	*
All executive officers and directors as a group (13 persons)	10,994,337	359,338	1,039,087	36.66

*	Represents beneficial ownership of less than one percent (1%) of the outstanding ordinary shares.

(1)	Represents ordinary shares subject to a right of repurchase, at the original option exercise price, in the event the holder ceases to provide services to us. The option (1) exercise prices range from $0.18 to $9.19.

(2)	Includes (i) 1,760,811 ordinary shares held by Sequoia Capital VIII, (ii) 742,404 ordinary shares held by Sequoia Capital Franchise Fund, (iii) 116,571 ordinary shares held by SITP VIII-Q Liquidating Trust, (iv) 101,236 ordinary shares held by Sequoia Capital Franchise Partners, (v) 22,342 ordinary shares held by SITP VIII Liquidating Trust, (vi) 4,274 ordinary shares held by Sequoia 1997 and (vii) 38,857 ordinary shares held by CMS Partners LLC. SCFF Management, LLC is the general partner of Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners. Michael Moritz, Douglas Leone, Mark Stevens and Michael Goguen are the Managing Members of SCFF Management, LLC and exercise shared voting and investment power of the shares held by these Sequoia entities and Sequoia 1997. These managing members disclaim beneficial ownership of the shares held by these Sequoia entitles except to the extent of their pecuniary interests in these entities. Mr. Kendall Cooper is the managing member of SC VIII Management, LLC, the general partner of Sequoia Capital VIII, and exercises voting and investment power over the shares held by Sequoia Capital VIII. Deborah Kranz has voting and investment power over the shares held by SITP VIII-Q Liquidating Trust and SITP VIII Liquidating Trust. Mr. Cooper and Ms. Kranz disclaim beneficial ownership of all shares except to the extent of his or her individual pecuniary interest therein. James Rothenberg and Karin Larson are the managing members of, and have voting and investment power over the shares held by, CMS Partners LLC. Mr. Rothenberg and Ms. Larson disclaim beneficial ownership of all shares except to the extent of his or her individual pecuniary interest therein.

(3)	Includes (i) 2,630,635 ordinary shares held by U.S. Venture Partners VI, L.P., (ii) 82,027 ordinary shares held by U.S.V.P. Entrepreneur Partners VI, L.P., (iii) 73,542 ordinary shares held by USVP VI Affiliates Fund, L.P. and (iv) 42,427 ordinary shares held by 2180 Associates Fund VI, L.P. Presidio Management Group VI, LLC, or PMG VI, is the general partner of U.S. Venture Partners VI, L.P., USVP VI Affiliates Fund, L.P., USVP Entrepreneur Partners VI, L.P. and 2180 Associates Fund VI, L.P., and Irwin Federman, Steven M. Krausz, Jonathan D. Root and Philip M. Young, the managing members of PMG VI, may be deemed to share voting and dispositive power over the shares held by these entities. Such persons and entities disclaim beneficial ownership of shares held by these entities except to the extent of any pecuniary interest therein.

(4)	Includes 3,583,771 ordinary shares held by Waldo Holdings 2, a general partnership formed pursuant to the laws of Israel, of which Eyal Waldman and his wife, Ella Waldman, are the general partners. Mr. Waldman beneficially owns 66.66% and Ms. Waldman beneficially owns 33.34% of the shares. Mr. Waldman has sole voting and dispositive power over all of the shares.

(5)	Includes (i) 391,654 shares held by Bessec Ventures V L.P., (ii) 347,316 shares held by Bessemer Venture Partners V L.P., (iii) 155,870 shares held by BVE 2001(Q) LLC, (iv) 132,352 shares held by BIP 2001 L.P., (v) 66,175 shares held by Bessemer Venture Investors III L.P. and (vi) 9,570 shares held by BVE 2001 LLC. The general partner of each of the Bessemer-related entities that owns shares of the company is Deer V & Co. LLC. Robert Goodman, Rob S. Chandra, J. Edmund Colloton and David J. Cowan are the managing members of Deer V & Co. LLC and share voting and dispositive power over the shares of the company held by the Bessemer-related entities. Mr. Chandra is also a member of Deer Management Co. LLC, or DMC, the management company affiliate of the Bessemer-related entities that own shares of the company. Unless otherwise agreed by DMC’s members, members of DMC are required to contribute shares acquired from the exercise of options granted to them in their capacity as a director of a portfolio company, or the profits derived from the sale of the underlying shares, to DMC. It is expected that the options held by Mr. Chandra will be subject to this arrangement. Mr. Chandra disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(6)	Includes 10,118 ordinary shares held by the M&M Gray Family 2001 Trust U/T/A, for which Mr. Gray is a trustee.

(7)	Includes (i) 311,216 ordinary shares held by Raza Venture Fund A, L.P., (ii) 132,352 ordinary shares held by Raza Venture Fund B, L.P., (iii) 30,576 ordinary shares held by Saiyed Atiq Raza & Noreen Tirmizi Raza, Trustees N&A Raza Revocable Trust UAD 03/22/97, for which Mr. Raza and his spouse, Noreen Tirmizi Raza, are trustees and have voting and disposition control over the shares, and (iv) 4,002 ordinary shares held by Raza Family LLC, for which Mr. Raza is a managing member. Mr. Raza is the managing member of Raza Venture Management LLC, the general partner of Raza Venture Fund A, L.P. and Raza Venture Fund B, L.P. Mr. Raza has voting and disposition control over the shares held by Raza Venture Fund A, L.P. and Raza Venture Fund B, L.P. Mr. Raza disclaims beneficial ownership of the shares held by Raza Venture Fund A, L.P. and Raza Venture Fund B, L.P., except to the extent of his pecuniary interest therein.

Compliance with Section 16(a) Filing Requirements

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors, officers and persons who beneficially own more than 10% of our ordinary shares to file reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities with the SEC. Directors, officers and beneficial owners of 10% or more of our ordinary shares are required by SEC regulations to furnish us with copies of all these forms they file.

Our initial public offering of our ordinary shares was effective on February 7, 2007. Therefore, our directors and officers and persons who own more than 10% of our ordinary shares were not subject to Section 16(a) during the year ended December 31, 2006. To date, based solely on review of the copies of such reports furnished to us and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners have been met.

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our executive officers as of March 1, 2007.

Name	Age	Position(s)

Eyal Waldman	46	Chief Executive Officer, President, Chairman of the Board and Director
Roni Ashuri	46	Vice President of Engineering
Shai Cohen	43	Vice President of Operations and Engineering
Michael Gray	50	Chief Financial Officer
Michael Kagan	49	Vice President of Architecture
Thad Omura	32	Vice President of Product Marketing
David Sheffler	51	Vice President of Worldwide Sales

Further information with respect to Eyal Waldman is provided above under “Proposal One — Election of Directors.”

Roni Ashuri is a co-founder of Mellanox and has served as our vice president of engineering since June 1999. From March 1998 to May 1999, Mr. Ashuri served as product line director of system controllers at Galileo. From May 1987 to February 1998, Mr. Ashuri worked at Intel Corporation, where he was a senior staff member in the Pentium processors department and a cache controller group staff member. Mr. Ashuri holds a Bachelor of Science in Electrical Engineering from the Technion — Israel Institute of Technology. Mr. Ashuri is located in Israel.

Shai Cohen is a co-founder of Mellanox and has served as our vice president of operations and engineering since June 1999. From September 1989 to May 1999, Mr. Cohen worked at Intel Corporation, where he was a senior staff member in the Pentium processors department and a circuit design manager at the cache controllers group. Mr. Cohen holds a Bachelor of Science in Electrical Engineering from the Technion — Israel Institute of Technology. Mr. Cohen is located in Israel.

Michael Gray has served as our chief financial officer since December 2004. Prior to joining Mellanox, from March 1995 until July 2004, Mr. Gray served in various capacities at SanDisk Corporation, a data storage company, including director of finance from March 1995 to July 1999, vice president of finance from August 1999 to February 2002 and as senior vice president of finance and administration and chief finance officer from March 2002 to July 2004. From July 1990 to February 1995, Mr. Gray served as controller of Consilium, Inc., a systems software development company which was acquired by Applied Materials, Inc. in December 1998. From October 1981 to June 1990, Mr. Gray served in various capacities at ASK Computer Systems, Inc., an enterprise resource planning solutions provider, including as treasury manager. Mr. Gray holds a Bachelor of Science in Finance from the University of Illinois and a Master of Business Administration from Santa Clara University. Mr. Gray is located in the United States.

Michael Kagan is a co-founder of Mellanox and has served as our vice president of architecture since May 1999. From August 1983 to April 1999, Mr. Kagan held a number of architecture and design positions at Intel Corporation. While at Intel Corporation, between March 1993 and June 1996, Mr. Kagan managed Pentium MMX design, and from July 1996 to April 1999, he managed the architecture team of the Basic PC product group. Mr. Kagan holds a Bachelor of Science in Electrical Engineering from the Technion — Israel Institute of Technology. Mr. Kagan is located in Israel.

Thad Omura has served as our vice president of product marketing since October 2005, and served as director of product marketing from May 2004 to October 2005. Prior to joining Mellanox, from January 2003 to April 2004, Mr. Omura served as a market development manager in the semiconductor product sector (now Freescale Semiconductor, Inc.) of Motorola, Inc., a communications company. From August 1996 to December 2002, Mr. Omura held a number of marketing, field applications and sales positions at Galileo and Marvell Technology Group Ltd. following its acquisition of Galileo in January 2001. Mr. Omura holds a Bachelor of Science in Electrical Engineering/Computer Science from the University of California at Berkeley. Mr. Omura is located in the United States.

David Sheffler has served as our vice president of worldwide sales since January 2000. Mr. Sheffler is retiring from the Company but will continue in his role through a transition period. From August 1991 until January 2000, Mr. Sheffler held various sales positions at NexGen, Inc., or NexGen, a fabless semiconductor company, and at AMD following its acquisition of NexGen in January 1996. During that time Mr. Sheffler served as vice president of sales and marketing for the Americas (AMD), vice president of channel sales and field marketing, director of channel marketing (AMD), vice president of worldwide sales (NexGen) and director of sales (NexGen). From 1990 to 1991, Mr. Sheffler served as division manager at Dell Inc., a computer company, and held a number of sales and management positions at Motorola, Inc. Mr. Sheffler holds a Bachelor of Arts in Business Education from the University of Northern Colorado. Mr. Sheffler is located in the United States.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

The board of directors consists of six directors, not including Mr. Riordan. Our board of directors has determined that Mr. Riordan and each of our current directors other than Eyal Waldman, our president and chief executive officer, are independent under the director independence standards of The Nasdaq Stock Market.

Committees of the Board of Directors

Our board of directors has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. From time to time, the board of directors may also create various ad hoc committees for special purposes. The membership of each of the three standing committees of the board of directors is set forth below:

Nominating and
Corporate Governance
Name of Director	Audit Committee	Compensation Committee	Committee

Rob S. Chandra		Chairperson
Irwin Federman	Member	Member
Thomas Weatherford	Chairperson		Member
Amal M. Johnson	Member		Chairperson

If elected as an outside director, Mr. Riordan will also serve as a member of the audit committee. Messrs. Waldman and Raza are not members of any committee of our board of directors.

Audit Committee

Our board of directors must appoint an audit committee comprised of at least three directors including all of the outside directors, but excluding the chairman of our board of directors, our general manager, our chief executive officer, any controlling shareholder, any relative of the foregoing persons and any director employed by the company or who provides services to the company on a regular basis.

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, our audit committee evaluates the independent auditors’ qualifications, independence and performance, determines the engagement of the independent auditors, reviews and approves the scope of the annual audit and the audit fee, discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements, approves the retention of the independent auditors to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent auditors on the Mellanox engagement team as required by law, reviews our critical accounting policies and estimates, oversees our internal audit function, reviews, approves and monitors our code of ethics and “whistleblower” procedures for the treatment of reports by employees of concerns regarding questionable accounting or auditing matters and annually reviews the audit committee charter and the committee’s performance.

Our audit committee must approve specified actions and transactions with office holders and controlling shareholders. A “controlling shareholder” is a shareholder who has the power to direct the company’s operations, other than by virtue of being a director or other office holder of the company, and includes a shareholder who holds 50% or more of our voting rights or, if we have no shareholder who owns more than 50% of the voting rights, then a “controlling shareholder” also includes any shareholder who holds 25% or more of the voting rights. Our audit committee may not approve any action or a transaction with a controlling shareholder or with an office holder unless, at the time of approval, our two outside directors are serving as members of the audit committee and at least one of them is present at the meeting at which the approval is granted.

Additionally, under the Companies Law, the role of the audit committee is to identify any irregularities in the business management of the company in consultation with the company’s independent accountants and internal auditor and to suggest an appropriate course of action. Our audit committee charter allows the committee to rely on interviews and consultations with our management, our internal auditor and our independent public accountant, and does not obligate the committee to conduct any independent investigation or verification. We currently plan to designate an internal auditor during the fiscal year ended December 31, 2007.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Stock Market. Our board has determined that Mr. Weatherford is an audit committee financial expert as defined by the SEC rules and has the requisite financial sophistication as defined by The Nasdaq Stock Market rules and regulations. Our board has determined that Amal Johnson, as an outside director, has the requisite financial and accounting expertise required under the Companies Law. Our board has also determined that each of the members of our audit committee is independent within the meaning of the independent director standards of The Nasdaq Stock Market and the SEC. Our board of directors has adopted a written charter for the audit committee. A copy of the charter is available on our website at www.mellanox.com under “Investor Relations — Corporate Governance.”

Compensation Committee

Our compensation committee reviews and recommends policy relating to compensation and benefits of our officers and employees. The compensation committee, in consultation with our chief executive officer and our board of directors, decides how much cash compensation should be part of each of officer’s total compensation by benchmarking to a peer group of companies and considering the relative importance of short-term incentives. In addition, the compensation committee, in consultation with our chief executive officer, makes recommendations to our board of directors regarding equity-based compensation to align the interests of our management with shareholders, considering each officer’s equity holdings. The compensation committee also manages the issuance of share options and other awards under our share option plans. The compensation committee will review and evaluate, at least annually, the goals and objectives of our incentive compensation plans and monitors the results against the approved goals and objectives. All members of our compensation committee are independent under the applicable rules and regulations of the SEC, The Nasdaq Stock Market and the U.S. Internal Revenue Service. Our board of directors has adopted a written charter for the compensation committee. A copy of the charter is available on our website at www.mellanox.com under “Investor Relations — Corporate Governance.”

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the composition and organization of our board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning governance matters. We believe that the composition of our nominating and corporate governance committee meets the criteria for independence under, and the functioning of our nominating and corporate governance committee complies with, the applicable rules and regulations of the SEC and The Nasdaq Stock Market. Our board of directors has adopted a written charter for the nominating and corporate governance committee. A copy of the charter is available on our website at www.mellanox.com under “Investor Relations — Corporate Governance.”

Meetings Attended by Directors

The board of directors held a total of 8 meetings during 2006. The audit committee, compensation committee and nominating and corporate governance committee held 5, 2 and 0 meetings, respectively, during 2006. During 2006, all of our directors attended at least 75% of the total number of meetings of the board of directors held and at least 75% of the total number of meetings held of the committee(s) of the board of directors on which he or she served.

Our directors are encouraged to attend our annual general meeting of shareholders although we do not maintain a formal policy regarding director attendance at the annual general meeting of shareholders. In 2006, one member of our board of directors attended the annual general meeting of shareholders.

Consideration of Director Nominees

Shareholder Nominations and Recommendations.  Our articles of association set forth the procedure for the proper submission of shareholder nominations for membership on the board of directors. In addition, the nominating and corporate governance committee may consider properly submitted shareholder recommendations for candidates for membership on the board of directors. A shareholder may make such a recommendation by submitting the following information to the secretary of the company at the offices of Mellanox Technologies, Inc., 2900 Stender Way, Santa Clara, California 95054: the candidate’s name and address; a representation that the recommending shareholder is a holder of record of our stock and is entitled to vote at the meeting, and intends to appear in person or by proxy at the meeting to nominate the candidate; if applicable, a description of all arrangements or understandings between the shareholder and each nominee pursuant to which nominations are to be made by the shareholder; such other information regarding each nominee as would be required to be included in a proxy statement had the nominee been nominated or intended to be nominated by the board of directors; the consent of each nominee to serve as a director if so elected; and a declaration signed by each nominee declaring that there is no limitation under the Companies Law for the appointment of such nominee. The chairman of the board of directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Director Qualifications.  Members of the board of directors should have the highest professional and personal ethics and values, and conduct themselves in a manner that is consistent with our Code of Business Conduct and Ethics. While the nominating and corporate governance committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a board of directors that comprises directors who have: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience in the company’s industry and with relevant social policy concerns; experience as a board member of another publicly held company; academic expertise in an area of the company’s operations; and practical and mature business judgment, including ability to make independent analytical inquiries.

Identifying and Evaluating Director Nominees.  Although candidates for nomination to the board of directors typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the board of directors through professional search firms, shareholders or other persons. The nominating and corporate governance committee reviews the qualifications of any candidates who have been properly brought to the committee’s attention. Such review may, at the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper. The nominating and corporate governance committee considers the suitability of each candidate, including the current members of the board of directors, in light of the current size and composition of the board of directors. In evaluating the qualifications of the candidates, the committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by shareholders are evaluated by the committee using the same criteria as other candidates. In 2006, this process resulted in the identification of potential director candidates, including Mr. Riordan, who was recommended for consideration to the nominating and corporate governance committee by a member of our board of directors.

Code of Business Conduct and Ethics

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees and satisfies SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the Nasdaq listing standards requirement for a “code of conduct.” The code is available on our website at www.mellanox.com under “Investor Relations — Corporate Governance.” We will post any amendment to the code, as well as any waivers that are required to be disclosed by the rules of the SEC or The Nasdaq Stock Market, on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Certain Relationships and Related Transactions

In our last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our ordinary shares or any members of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Communications with the Board of Directors

We provide a process for shareholders to send communications to our board of directors, any committee of our board of directors or any individual director, including non-employee directors. Shareholders may communicate with our board of directors by writing to: Board of Directors, c/o Corporate Secretary, Mellanox Technologies, Inc.,

2900 Stender Way, Santa Clara, California 95054. The secretary will forward correspondence to our board of directors, one of the committees of our board of directors or an individual director as the case may be, or, if the secretary determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate executive officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s facilities located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. You may call the SEC at 1-800-SEC-0330 for further information about the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.mellanox.com.

OTHER MATTERS

As of the date of this proxy statement, no shareholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the meeting. Accordingly, the only items of business that our board of directors intends to present at the meeting are set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

By order of the board of directors,

Alan C. Mendelson
Secretary

Santa Clara, California
March 27, 2007

Appendix A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
of the Audit Committee
of MELLANOX TECHNOLOGIES, LTD.

This Amended and Restated Audit Committee Charter was originally adopted by the Board of Directors (the “Board”) of Mellanox Technologies, Ltd., an Israeli company (the “Company”), on December 6, 2000, amended and restated by the Board on January 1, 2007, and may be amended by the Board at any time.

Certain provisions of this Charter were prepared with a view towards governance of the Company following an initial public offering of the Company’s ordinary shares. Accordingly, not all provisions of this Charter may be appropriate during such time as the Company remains privately held. The Board reserves the right to waive or not to implement any of the provisions of this Charter, which it may determine in its sole discretion to defer until such time as an initial public offering has been effected, without the need for a formal amendment of the Charter.

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to: (1) oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; (2) identify irregularities in the management of the Company’s business (including without limitation, in conjunction with the internal auditor (the “Internal Auditor”) appointed pursuant to the Israel Companies Law, 1999 as amended from time to time (the “Companies Law”) and the independent auditor); and (3) resolve whether to approve actions and transactions requiring Committee approval pursuant to the Companies Law and the regulations promulgated thereunder.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s Articles of Association. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including those responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership

The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual shareholders meeting or one year from the occurrence of the vacancy. All of the Company’s External Directors, as defined in the Companies Law, shall serve on the Committee. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or, following such time as the Company becomes subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), if applicable, the Company shall disclose in its periodic reports required pursuant to the Exchange Act the reasons why at least one member of the Committee is not an “audit committee financial expert.” In addition, one member of the Committee, who may be the same member designated an “audit committee financial expert” shall be a “financial expert” as defined in the Companies Law. Following such time as the Company becomes subject to the periodic reporting requirements of the Exchange Act, each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual shareholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members, other than Committee members who are External Directors, may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

The Chair of the Committee (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s Articles of Association that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable or appropriate. The Committee shall meet separately, periodically, with management and with the independent auditor.

The Committee may meet by telephone conference call or by any other means permitted by applicable law and the Company’s Articles of Association. In addition, the Committee may take decisions by means of a unanimous written consent.

A majority of the number of Committee members will constitute a quorum for conducting business at a Committee meeting. The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance will be the act of the Committee, unless a greater number is required by applicable law or the Company’s Articles of Association.

The Internal Auditor shall be notified of Committee meetings and may attend and participate in such meetings (but shall not be entitled to vote). The Internal Auditor may request the Chair of the Committee to call a Committee meeting to discuss any issued raised by the Internal Auditor, and if the Chair sees reason to do so, such meeting shall be called within a reasonable time.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

A.  Interaction with the Independent Auditor.     .

1.  Appointment and Oversight.  The Committee shall be directly responsible for the appointment, compensation, retention and termination of the independent auditors (subject to shareholder ratification) and the independent auditors must report directly to the Committee. The Committee shall also be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

2.  Pre-Approval of Services.  Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

B.  Independence of Independent Auditor.  The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

1. The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

2. The Committee shall ensure that the independent auditor prepares and delivers, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

3. The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

C.  Annual Financial Statements and Annual Audit.

1.  Meetings with Management and the Independent Auditor.

(i) The Committee shall meet with management and the independent auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor.

2.  Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters.

(ii) The Committee shall review and discuss with management and the independent auditor any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities of which the Committee is made aware that do not appear on the financial statements of the Company and that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

3.  Recommendation to Include Financial Statements in Annual Report.  Following such time as the Company becomes subject to the periodic reporting requirements of the Exchange Act the Committee shall, based on the review and discussions in paragraphs C(1)(iii) and C(2)(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to paragraph B(2) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

D.  Interim Financial Statements.  The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

E.  Other Powers and Responsibilities.

1. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature.

2. The Committee shall review, and where required, approve (a) all interested party transactions; (c) all related party transactions; and (c) other actions and transactions; on an ongoing basis as required by the Companies Law and the regulations promulgated thereunder and as required by the Nasdaq Stock Market.

3. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

4. The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

5. The Committee shall request assurances from management, the independent auditor and the Internal Auditor that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

6. Following such time as the Company becomes subject to the periodic reporting requirements of the Exchange Act, the Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

7. Following such time as the Company becomes subject to the periodic reporting requirements of the Exchange Act, the Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Regulation S-K, for inclusion in each of the Company’s annual proxy statements.

8. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

9. Following such time as the Company becomes subject to the periodic reporting requirements of the Exchange Act, the Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

10. The Committee shall propose the appointment, termination and replacement of the Internal Auditor to the Board as required under the Companies Law. Notwithstanding the above, the Internal Auditor shall not be removed from his position as Internal Auditor without his consent, except as provided for under the Companies Law.

▼	▼ DETACH PROXY CARD HERE ▼

MELLANOX TECHNOLOGIES, LTD.
PROXY

PROXY FOR THE 2007 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned shareholder of Mellanox Technologies, Ltd., an Israeli company, hereby acknowledges receipt of the Notice of 2007 Annual General Meeting of Shareholders and Proxy Statement each dated March 27, 2007 and hereby appoints Michael Gray, as each proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2007 Annual General Meeting of Shareholders of Mellanox Technologies, Ltd. to be held on May 10, 2007 at 6:00 p.m. local Israeli time (11:00 a.m. Eastern Daylight Time) at the offices of Mellanox Technologies, Ltd., located at Binyan Hermon, Industrial Area, Yokneam, Israel, and at any postponement or adjournment thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued, and to be marked, dated and signed, on the other side)

▼

MELLANOX TECHNOLOGIES, LTD.
▼   DETACH PROXY CARD HERE   ▼
▶

MELLANOX TECHNOLOGIES, LTD.

PLEASE INDICATE YOUR VOTES BELOW BY CHECKING THE APPROPRIATE SELECTION

1. Election of Directors (Non-Outside)

If you wish to vote AGAINST any individual nominee, strike a line through that nominee’s name in the list below:
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS (NON-OUTSIDE); (2) FOR THE ELECTION OF THE NOMINATED OUTSIDE DIRECTORS; (3) FOR THE APPOINTMENT OF EYAL WALDMAN AS CHAIRMAN OF THE BOARD OF DIRECTORS; (4) FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AND AUTHORIZATION OF AUDIT COMMITTEE DETERMINATION OF THEIR REMUNERATION AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE SHARES ARE REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

NOMINEES: Eyal Waldman Rob S. Chandra Irwin Federman S. Atiq Raza Thomas Weatherford
☐	FOR all nominees listed above (except as indicated)	☐	AGAINST all nominees listed above	☐	ABSTAIN with respect to the following nominee(s) (list):
2. Election of Outside Directors
If you wish to vote AGAINST any individual nominee, strike a line through that nominee’s name in the list below:
NOMINEES: Amal M. Johnson Thomas J. Riordan
☐	FOR all nominees listed above (except as indicated)	☐	AGAINST all nominees listed above	☐	ABSTAIN with respect to the following nominee(s) (list):

3. Proposal to approve the appointment of Eyal Waldman, our chief executive officer, as chairman of the board of directors.						Please sign, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

☐	FOR	☐	AGAINST	☐	ABSTAIN
						Dated:	, 2007

4. Propose to approve (i) the increase in the annual base salary of Eyal Waldman to $250,000, effective January 1, 2007, and (ii) the cash bonus to Mr. Waldman in the amount of $50,000 for services rendered for the fiscal year ended December 31, 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN	Signature
Signature

5. Proposal to approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Mellanox Technologies, Ltd. for the fiscal year ending December 31, 2007 and the authorization of the audit committee to determine their remuneration.
NOTE: This Proxy should be marked, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.
☐	FOR	☐	AGAINST	☐	ABSTAIN